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                                                                EXHIBIT 24.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this annual report on Form 10-k of out report dated February 7, 1995, on our audits of the financial statements of Health Care microsystems, Inc. as of and for the years ended December 31, 1994 and 1993, included in the Registration Statement on Form S-4 (File No. 333-13513) in the Registration Statements on Forms S-3 (File Nos. 33-91518 and 333-06769) and in the Registration Statements on Forms S-8 (Nos. 33-65560, 33-76638, 33-76770, 33-95326 and 33-33706) of Health Management Systems, Inc.

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.


Los Angeles, California
January 14, 1997